EX-99.CODE ETH


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                                 CODE OF CONDUCT
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         Citigroup Alternative Investments LLC (the "Adviser" or "CAI") and
Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC (the "Company") are each committed to the highest standards of professional excellence and ethics. The interests of the Company's members and other advisory clients of CAI are paramount and must be placed at all times ahead of the personal interests of Company/CAI personnel. It is critical that there be no actual or potential conflict of interest or the appearance of such a conflict. In addition, Company/CAI personnel should not take advantage of their position in the firm to obtain a benefit that would not be generally available. The actual or apparent conflict of interest from such actions would be extremely harmful to the reputation of the Company and of CAI and to investor relationships.

         This Code of Conduct (the "Company Code") is intended to be a general guideline and cannot address every specific situation which may arise. Specific situations should be discussed with the Compliance Officer. In addition to the Company Code, Company/CAI personnel should familiarize themselves with the CITIGROUP GLOBAL INVESTMENTS Personal Securities Trading Policy (the "CGI Policy") attached hereto as Appendix A, which is applicable to all Company employees.

I.      DEFINITIONS

        A.     "ADVISER" means Citigroup Alternative Investments LLC

        B.     The "ACT" means the Investment Company Act of 1940.

        C. "ACCOUNT" means any of the Company's accounts or any other investment account for which CAI develops investment strategy or makes recommendations with respect to the purchase and sale of Securities.
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        D.     "ACCESS PERSON" means any director, officer or Advisory Person of the Company, the Adviser or the principal underwriter to the Company; provided, however, that an officer or director of such principal underwriter shall be an Access Person only if he or she, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by or on behalf of the Company or whose functions relate to the making of any recommendations with respect to such purchases or sales.

        E. "ADVISORY PERSON" means (i) any officer or employee of the Company or the Adviser, or any other person who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by or on behalf of the Company or any Account or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Company who obtains information concerning recommendations made to the Company with regard to the purchase or sale of a security by or on behalf of the Company.

        F. A security generally is "BEING CONSIDERED FOR PURCHASE OR SALE" when, within the most recent seven (7) days, a recommendation to purchase or sell a security has been made and communicated, either orally or in writing, and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

        G. "BENEFICIAL OWNERSHIP" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the
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               Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which the access person has or acquires.

        H. "COMPLIANCE OFFICER" means the compliance officer of the Company (who also may serve as the compliance officer of the Adviser and/or one or more affiliates of the Adviser).

        I. For purposes of the limits on Personal Trading, "CONTROL", with respect to an account, means that a person makes or directs trades or makes decisions on trading which are communicated to a person who executes the trade. For all other purposes, "CONTROL" shall have the same meaning as set forth in Section 2(a)(9) of the Act.

        J. "INDEPENDENT DIRECTOR" of the Company means a director thereof who is not an "interested person" of the Company within the meaning of Section 2(a)(19) of the Act.

        K. "INVESTMENT PERSON" means (i) any "Portfolio Manager" and (ii) any analyst or trader who provides information and advice to a "Portfolio Manager" or helps to execute decisions made by a "Portfolio Manager."

        L. "PURCHASE OF SALE OF A SECURITY", includes, INTER ALIA, the writing of an option to purchase or sell a Security.

        M. "SECURITY" includes public and privately traded stocks, bonds, debentures, options, warrants and other derivative securities. It excludes U.S. government and agency obligations, short-term money market instruments, certificates of deposit, mutual
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               funds, futures or options on futures (except with respect to single-security or narrow-based index futures) and options on broad-based indices.

        N. "PORTFOLIO MANAGER" means a person who, with respect to the Company, develops investment strategy or makes recommendations with respect to the purchase and sale of Securities.

II.     PERSONAL TRADING

        A.     PRE-CLEARANCE

               1. No Access Person shall purchase or sell a Security for a personal account without obtaining approval in advance. Such approval shall be obtained in advance in the manner set forth in the CGI Policy. Approval for the purchase or sale of a Security is only valid for the day on which it is given. Notwithstanding this general pre-clearance requirement, Access Persons are not required to obtain pre-clearance for transactions in dividend reinvestment programs, company sponsored stock purchase programs, rights offerings, and involuntary situations (such as mergers).

               2. An Independent Director will not be subject to the pre-clearance provisions of this Code unless the Independent Director knows, or in the course of fulfilling his or her official duties as an Independent Director should know, that, within the most recent fifteen (15) days, the Company has purchased or sold, or considered for purchase or sale, the Security under consideration for purchase or sale, directly or indirectly, by the Independent Director.

        B.     PRIVATE PLACEMENTS

        No Investment Person (or other natural person in a control relationship to the Company or the Adviser who obtains information concerning recommendations made to the Company with regard to the purchase or sale of a Security by or on behalf of the Company) shall acquire Securities in a private placement transaction unless prior approval is obtained in the manner set
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forth in the CGI Policy (the individual's business head should also be consulted as part of the prior approval process). If a Security is acquired in a private placement transaction, the Investment Person (or other such control person, if applicable) must disclose such ownership in any future discussions or decision making process concerning the issuer of such Security and any subsequent decision to acquire a Security issued by such issuer can only be made with the concurrence of a Company Portfolio Manager other than such Investment Person (or such other control person, if applicable).

        C.     INITIAL PUBLIC OFFERINGS

        The acquisition of Securities in an initial public offering by any person subject to this Code is discouraged, but may be made if prior approval is obtained in the manner set forth in the CGI Policy. In addition, the acquisition of equity Securities in an initial public offering is prohibited under the CGI Policy. Independent Directors are not subject to these pre-clearance provisions with respect to their investments in Securities in an initial public offering unless the Independent Director knows, or in the course of fulfilling his or her official duties as an Independent Director should know, that, within the most recent fifteen (15) days, the Company has purchased or sold, or considered for purchase or sale, the Security under consideration for purchase or sale, directly or indirectly, by the Independent Director.

        D.     BLACKOUT PERIODS

               1. No Access Person may buy or sell a Security if the Adviser is buying or selling such Security (or a related Security) for or on behalf of an Account for one business day before or after the Account's transactions are executed or withdrawn. No Portfolio Manager may purchase or sell a security within seven (7) calendar days before or after a day on which an Account which he or she manages has traded in such Security (or a related Security). Any profits realized on such a trade must be disgorged. Notwithstanding this general blackout
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requirement, transactions exempt from pre-clearance under item II.A.(2) also are exempt from this blackout requirement.

               2. An Independent Director will not be subject to the blackout period provisions of this Code unless the Independent Director knows, or in the course of fulfilling his or her official duties as an Independent Director should know, that, within the most recent fifteen (15) days, the Company has purchased or sold, or considered for purchase or sale, the Security under consideration for purchase or sale, directly or indirectly, by the Independent Director.

        E.     BAN ON CERTAIN TRADING

               1. No Access Person shall purchase or sell, directly or indirectly, any Security which he or she knows, or should have known, at the time of such purchase or sale is being considered for purchase or sale by an Account or is being purchased or sold by an Account.

               2. No Access Person shall cause an Account to take action, or to fail to take action, for the purpose of achieving a personal benefit. Examples of this conduct include causing an Account to purchase a Security owned by the Access Person for the purpose of supporting or driving up the price of the Security, and causing an Account to refrain from selling a Security in an attempt to protect the value of the Access Person's investment.

               3. No Access Person shall use knowledge of a transaction for an Account to profit by the market effect of such transaction.

               4. Investment Persons shall not engage in the trading of Securities on a short-term basis. No Investment Person shall be allowed to profit from the purchase and sale or the sale and purchase of the same or equivalent Securities within a sixty (60) calendar day period. Any profit realized on such a short-term trade must be disgorged. If unforeseen circumstances require the sale of a Security within such sixty (60) calendar day period,
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exceptions to the prohibition on sale may be requested from the Company's
Compliance Officer or his or her designate.

               5. The sale of a call on an individual stock that you do not own (I.E., a short call) is prohibited, as is the sale of a narrow-based stock index option. Subject to the sixty (60) day holding period, the purchase of such a put or call option (I.E., a long put or call) is permitted, as is the sale of a call or the purchase of a put on an individual stock to hedge a long stock position (I.E., a covered call or put). Special rules under the CGI Policy apply to options on the stock of Citigroup and its affiliates. This restriction does not apply to an Independent Director.

               6. No Access Person may purchase or sell a Security if the Access Person has any material nonpublic information regarding the issuer or an affiliated issuer.

        F.     LOCATION OF TRADING ACCOUNTS (AND TRANSACTION REPORTING)

               1. Access Persons (other than Independent Directors) generally are encouraged to maintain their Securities trading accounts at subsidiaries of Citigroup. However, an Access Person may maintain a trading account elsewhere if the Access Person gives prior written notice to the Compliance Officer or designate and the third party specifically agrees to provide the Compliance Officer with copies of trade confirmations at the same time as they are sent to the employee. In any event, it is the responsibility of each Access Person (other than an Independent Director) to instruct their brokers (subsidiaries of Citigroup or otherwise) to provide the Compliance Officer or designate with copies of trade confirmations (or, to the extent permitted by the CGI Policy, to report such person's Securities' transactions to the Compliance Officer or designate directly on at least a quarterly basis not later than ten days after the end of the particular calendar quarter).

               2. An Independent Director will be subject to the reporting provisions of this Code only with respect to transactions by the Independent Director, directly or indirectly, in
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Securities as to which the Independent Director knows, or in the course of fulfilling his or her official duties as an Independent Director should know, that, within the 15-day period before or after the Independent Director's transaction in such Security, the Company has purchased or sold, or considered for purchase or sale, such Security. Any such transaction report may include a statement disclaiming the report as an admission of direct or indirect "beneficial ownership". In addition, no report is required if effected for an account over which the Independent Director has no direct or indirect influence or control, or which is managed on a discretionary basis by a person other than an the Independent Director and as to which the Independent Director does not in fact exercise influence or control.

        G.     APPLICABLE ACCOUNTS

        The restrictions in II(A)-(F) above apply to accounts in which an Access Person, Investment Person, Portfolio Manager and members of their immediate family have an ownership interest and/or over which they have control.

III.    REPORTING

        Upon employment, each Access Person (other than an Independent Director) shall provide a listing of all Securities held by or for such person, as well as the name of any broker or bank with whom the Access Person has an account holding Securities held by or for such person (as is further described in the CGI Policy).

IV.     GIFTS AND ENTERTAINMENT

        Access Persons and close family members are not permitted to accept gifts, loans or preferential treatment from any person doing business with or on behalf of the Company or its Adviser. This prohibition does not include occasional business meals which can be reciprocated or gifts of purely nominal value.
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V.      SERVICE ON BOARDS OF DIRECTORS

        No Access Person (other than an Independent Director) shall serve on the board of directors of a publicly traded company without compliance with all applicable Company or CGI policies and the obtaining of all required approvals.

VI.     ANNUAL CERTIFICATION

        Each Access Person must certify in writing on an annual basis that he or she has received the Company Code, understands its provisions and agrees to be bound by its terms. Each Access Person must certify annually that he or she has complied with the requirements of this Code and has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to its requirements.

VII.    SANCTIONS

        Violations of this Code will be scrutinized carefully by the Company.
The penalty for violation can include dismissal from the Company and its affiliates.
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                                                                      Appendix A


                          CITIGROUP GLOBAL INVESTMENTS

                       PERSONAL SECURITIES TRADING POLICY

                                  JUNE 5, 2002

This Personal Securities Trading Policy (the "Policy" or "Policies") applies to all U.S. based full and part time personnel of Citigroup Global Investments ("CGI"), including Citigroup Alternative Investments ("CAI"), ("Covered Persons"). While similar policies apply to employees located overseas, such local policies may be more or less stringent depending on local requirements and circumstances. TAMIC and CAI Codes of Ethics that are more restrictive will also apply to TAMIC "access persons" and all CAI personnel.

The purpose of these Policies is to ensure that securities trading activities by Covered Persons do not intentionally or inadvertently violate applicable laws and regulations, do not give even the appearance of inappropriate activity or a conflict of interest, and do not interfere with investment activities for corporate or fiduciary portfolios. While these policies are designed to address both identified and potential conflicts, they cannot possibly be written broadly enough to cover all potential situations. Covered Persons accordingly are expected to adhere not only to the letter, but also the spirit, of these policies.

VIOLATIONS OF THESE POLICIES CAN NOT ONLY CAUSE EMBARRASSMENT, LOSS OF BUSINESS, FINES AND OTHER LEGAL RESTRICTIONS FOR THE COVERED COMPANIES BUT ALSO CAN LEAD TO DISCIPLINARY ACTION FOR THE PERSONS INVOLVED. UPON THE OCCURRENCE OF A VIOLATION, THE OFFENDING EMPLOYEE WILL RECEIVE A WRITTEN WARNING. THE EMPLOYEE'S SUPERVISOR WILL RECEIVE A COPY OF THE WARNING. COMPLIANCE, IN CONJUNCTION WITH BUSINESS MANAGEMENT, WILL HAVE THE DISCRETION TO ASSESS ADDITIONAL PENALTIES, WHICH WOULD INCREASE WITH THE SEVERITY AND/OR FREQUENCY OF THE OFFENSE. THE ADDITIONAL POTENTIAL PENALTIES INCLUDE, BUT ARE NOT LIMITED TO, THE PLACEMENT OF A WRITTEN REPRIMAND IN THE EMPLOYEE'S PERSONNEL FILE, THE IMPOSITION OF A FINE, THE SUSPENSION OF THE RIGHT TO TRADE OR THE SUSPENSION OR TERMINATION OF EMPLOYMENT.

These Policies are in addition to other applicable Citigroup policies, including policies regarding the treatment of material, non-public information. Covered Persons must never trade in a security or commodity while in possession of material, non-public information about the issuer or the market for those securities or commodities, even if the such person has satisfied all other requirements of these policies.

Information concerning your personal securities transactions will be kept confidential and used ONLY for purposes of administering the Policy and assuring compliance with its requirements. As noted above, supervisors and other appropriate business managers will be informed of violations of these policies.
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If you have any questions regarding the application of the Policy, please contact your designated compliance officer (the "Compliance Officer") who, together with the General Counsel, will be responsible for its implementation.

SECURITIES TRADING POLICY
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VIII.   COVERAGE

        A.     COVERED ACCOUNTS

               In the absence of an exception, this Policy applies to transactions in securities (as defined below) and related financial instruments in "covered accounts." A covered account is any account in which a Covered Person has a financial interest or has the power, directly or indirectly, to make or influence investment decisions. Included within the definition are accounts of (i) a Covered Person's spouse or domestic partner; (ii) a Covered Person's minor children and any other related individuals who reside in the same house with or are financially dependent upon the Covered Person; (iii) any other individual to whose financial support the Covered Person materially contributes; and
               (iv) any account for which a Covered Person is the trustee or fiduciary or has power of attorney.

               A.     EXCLUDED ACCOUNTS

               These policies do not apply to (i) fully discretionary or managed accounts with professional money management organizations where the Covered Person receives portfolio transaction information not more often than monthly*; (ii) estate or trust accounts in which a Covered Person has a beneficial interest but no power to affect or ability to influence investment decisions, (iii) accounts at mutual funds that hold only shares of open-end funds purchased directly from that fund company provided that the account does not by its terms allow for the execution of securities or commodities transactions; (iv) 401(k), 403(b) and Keogh accounts where the Covered Person has no power to invest in individual


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*       Fully discretionary brokerage accounts generally do not qualify for this exemption because confirmations are delivered promptly after the execution of each transaction. Provided that there is no communication between the broker and the covered person regarding investment decisions prior to execution, however, these accounts will not be subject to preclearance or to the 60 day holding period. Compliance with the other rules in Sections IV through including the provision of duplicate trade confirmations and account statements, is still required.

               securities**; (v) CDs, money market, savings or checking accounts at banks provided that the account does not by its terms allow for the execution of securities or commodities transactions; and
               (v) direct investment programs which allow the purchase of securities directly from the issuer without the intermediation of a broker-dealer provided that the timing and size of the purchases are established by a pre-arranged schedule.

        B.     SECURITIES AND RELATED FINANCIAL INSTRUMENTS

               For purposes of this policy, the term "securities" includes stocks, notes, bonds, closed-end mutual funds, options, warrants and other derivative securities regardless of whether they are private or publicly traded. However, certain financial instruments that do not present compliance issues are not considered to be "securities" for these purposes and are exceptions to this policy. These excluded instruments are U.S. government and agency securities, municipal securities, short-term money market instruments, certificates of deposit, commodities and open-end mutual funds. Futures, options on futures and options on broad-based stock indices are also excluded, as are trust securities that replicate broad-based stock indices.

IX.     BASIC RULES

               B. No transaction may be completed for a Covered Account if the employee has any material nonpublic information regarding the issuer or an affiliated issuer. Please refer to CGI's Policy on Confidential Information and Chinese Walls for further information about material nonpublic information and your obligations in such a situation.

               C. No transaction may be completed for a Covered Account in any security that is included on a restricted list to which that Covered Account is subject. In addition, no transaction in any security may be completed for a Covered Account that (i) will violate any applicable laws or regulations,


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**      The Citigroup 401 (k) plan is not a covered account.

                      (ii) could give the appearance of inappropriate activity or a conflict of interest, or (iii) could disadvantage or interfere with investing or securities trading activities by firm or customer accounts.

        A. COVERED PERSONS WHOSE JOB FUNCTIONS RELATE TO PORTFOLIO INVESTMENT ARE PROHIBITED FROM SELLING SHORT FOR COVERED ACCOUNTS ANY SECURITY OR RELATED CONVERTIBLE SECURITY OWNED BY THE PORTFOLIOS FOR WHICH THEY ARE RESPONSIBLE. SIMILARLY, BUYING FOR COVERED ACCOUNTS ANY SECURITY OR RELATED CONVERTIBLE SECURITY SOLD SHORT BY THOSE PORTFOLIOS IS PROHIBITED. COVERED PERSONS ARE ALSO PROHIBITED FROM USING DERIVATIVES TO EFFECT ECONOMICALLY EQUIVALENT TRANSACTIONS.

        B. TRANSACTIONS FOR COVERED ACCOUNTS IN ANY SECURITY AT ANY TIME THAT TRANSACTIONS OF ANY SORT IN THE SECURITY OR RELATED CONVERTIBLE SECURITY ARE UNDER CONSIDERATION FOR ANY OF THE PORTFOLIOS TO WHICH THE COVERED PERSON'S JOB FUNCTION RELATES ARE STRONGLY DISCOURAGED. CERTAIN BLACK-OUT PERIODS DURING WHICH TRADES IN SUCH SECURITIES ARE PROHIBITED APPLY TO COVERED PERSONS WHOSE RESPONSIBILITIES INCLUDE THE MANAGEMENT OF SECURITIES INVESTMENTS FOR THIRD PARTIES (I.E., CAI AND TAMIC PERSONNEL). THOSE BLACK-OUT PERIODS ARE SET FORTH IN SECTION IV.A. OF THIS POLICY.

               D. No short-term transaction in any security may be completed for a Covered Account. Securities may only be purchased for investment purposes, and speculative or excessive trading is discouraged.

        C. COVERED PERSONS MAY NOT EFFECT THE PURCHASE AND SALE, OR SHORT SALE AND COVER, OF THE SAME OR EQUIVALENT SECURITIES WITHIN 60 CALENDAR DAYS. SECURITIES MAY BE SOLD, OR A SHORT POSITION COVERED, ON THE 61ST DAY AFTER THE POSITION WAS ESTABLISHED. A HEDGE IS THE ONLY OFFSETTING TRANSACTION THAT MAY BE EFFECTED WITHIN 60 DAYS AFTER THE INITIAL TRANSACTION IS COMPLETED.

        D. A SHORTER HOLDING PERIOD MAY BE ALLOWED IN UNUSUAL CIRCUMSTANCES TO AVOID PERSONAL HARDSHIP WITH THE PRIOR WRITTEN APPROVAL OF THE COMPLIANCE OFFICER. AN EXCEPTION MAY BE GRANTED WHEN THE VALUE OF A COVERED PERSON'S INVESTMENT HAS SIGNIFICANTLY DECLINED FROM THE ORIGINAL ACQUISITION PRICE. HOWEVER, THIS EXCEPTION WILL NOT BE GRANTED REPEATEDLY TO PERMIT WHAT AMOUNTS TO SPECULATIVE SHORT-TERM TRADING.

        E. CITIGROUP SECURITIES RECEIVED AS PART OF A COVERED PERSON'S COMPENSATION PACKAGE ARE EXEMPT FROM THE 60-DAY HOLDING PERIOD. THESE INCLUDE CAP SHARES THAT HAVE VESTED AND SHARES RECEIVED UPON THE EXERCISE OF OPTIONS WHOSE RESALE RESTRICTIONS HAVE EXPIRED. EXERCISES AND RELOADS OF CITIGROUP STOCK OPTIONS ARE ALSO EXEMPT FROM THE 60-DAY HOLDING PERIOD.

               E. Subject to the limitations set forth below, Covered Persons may buy or sell derivative instruments such as individual stock options, options and futures on stock indexes and options and futures on fixed income securities. Except as otherwise provided herein, these transactions must comply with the preclearance, 60-day holding period and other restrictions of the Policy.

        F. SUBJECT TO THE 60-DAY HOLDING PERIOD, COVERED PERSONS MAY HEDGE A LONG STOCK POSITION BY SELLING CALLS OR PURCHASING PUTS ON THAT STOCK OR MAY HEDGE A SHORT STOCK POSITION BY PURCHASING CALLS ON THAT STOCK. HOWEVER, THE 60-DAY HOLDING PERIOD DOES NOT APPLY TO INDIVIDUAL STOCK OPTIONS THAT ARE PART OF A HEDGED POSITION WHERE THE UNDERLYING STOCK HAS BEEN HELD FOR MORE THAN 60 DAYS AND THE ENTIRE POSITION (INCLUDING THE UNDERLYING SECURITY) IS CLOSED OUT.

        G. COVERED PERSONS MAY BUY A CALL OPTION, BUY A PUT OPTION OR SELL A PUT OPTION ON A STOCK SUCH PERSONS DO NOT OWN, BUT MAY NOT SELL A CALL OPTION WITHOUT OWNING THE UNDERLYING COMMON STOCK. IN ADDITION, COVERED PERSONS MAY NOT EFFECT A SHORT SALE OF A NARROW-BASED STOCK INDEX OPTION. THE FOREGOING APPLIES TO OPTIONS ON COMMON STOCK OTHER THAN CITIGROUP, WHICH IS GOVERNED BY SPECIAL RULES.

               F. The Compliance Officer may grant discretionary exceptions on a case-by-case basis to the general pre-clearance rule, the 60-day holding period or to other elements of this Policy if appropriate under the circumstances. Requests for and approvals of exceptions MUST be in writing. An approval must be received before it may be acted on.

X.      PRECLEARANCE RULE

        A.     GENERAL RULE

        A. ABSENT AN EXCEPTION, EACH TRANSACTION IN ANY SECURITY MUST RECEIVE PRIOR WRITTEN APPROVAL FROM THE COMPLIANCE OFFICER AND BE COMPLETED ON THE SAME DAY THAT APPROVAL WAS OBTAINED.

        B. IN ORDER TO OBTAIN A PRECLEARANCE, THE COVERED PERSON MUST FILL OUT THE TRADING CLEARANCE FORM, A COPY OF WHICH IS ATTACHED AS EXHIBIT A AND SUBMIT

               IT TO THE COMPLIANCE OFFICER, WHO WILL MAKE A DETERMINATION AS PROMPTLY AS PRACTICABLE (USUALLY WITHIN ONE HOUR).

        C. THE INFORMATION PROVIDED BY THE COVERED PERSON MUST INCLUDE ANY POTENTIAL CONFLICTS OF INTERESTS TOGETHER WITH WRITTEN CERTIFICATION THAT THE TRANSACTION WILL NOT INTERFERE WITH THE ABILITY OF THE FIRM AND CUSTOMERS TO TRANSACT IN THE SECURITY.

        B.     EXCEPTIONS TO THE PRECLEARANCE RULE

               There are several automatic exceptions to the general preclearance rule for which a separate written exception from the Compliance Officer is not necessary. However, compliance with the other rules in Sections IV through VI below is still required. These automatic exceptions cover the following transactions:

        A.     TRANSACTIONS IN CLOSED-END MUTUAL FUNDS.

        B. TRANSACTIONS IN COMPANY-SPONSORED STOCK PURCHASE PROGRAMS, RIGHTS OFFERINGS AND INVOLUNTARY SITUATIONS (SUCH AS TENDERING INTO A MERGER).

        C. MUNICIPAL SECURITIES. (NOTE: CAI and TAMIC personnel are required to preclear transactions in municipal securities to comply with their Codes of Ethics.)

        D.     ALL FINANCIAL INSTRUMENTS EXCLUDED FROM THE TERM "SECURITIES" IN
               SECTION 1C ABOVE.

XI.     OTHER RULES

        A.     BLACK-OUT PERIODS

               Certain black-out periods apply to Covered Persons whose business units manage securities investments for third parties (I.E., CAI and TAMIC personnel). For one business day before or after a day on which a third party account managed by a Covered Person's unit buys or sells a security, no Covered Person employed by that unit may buy or sell the security (or a related security). For seven
               (7) calendar days before or after a day on which a third party account buys or sells a security, no Covered Person who is a portfolio manager for the account may purchase or sell the security (or a related security). Any profits realized on such a trade must be disgorged. Municipal securities are covered by this blackout requirement. Notwithstanding this general blackout requirement, transactions exempt from preclearance under this Policy also are exempt from this blackout requirement.

        B.     INITIAL PUBLIC OFFERINGS

        A. COVERED EMPLOYEES MAY NOT PURCHASE EQUITY SECURITIES IN AN INITIAL PUBLIC OFFERING.

        C.     PRIVATE EQUITY/ LIMITED PARTNERSHIPS/ HEDGE FUNDS

        A. INVESTMENTS IN PRIVATE EQUITY (BOTH DIRECTLY AND INDIRECTLY THROUGH FUNDS), LIMITED PARTNERSHIPS AND HEDGE FUNDS BY COVERED PERSONS OF CGI REQUIRE APPROVAL FROM BOTH THE COVERED PERSONS' BUSINESS HEAD AND CGI COMPLIANCE.

XII.    REPORTING PROCESS

        A. COVERED PERSONS MUST CERTIFY IN WRITING THAT THEY HAVE RECEIVED A COPY OF THIS POLICY AND HAVE READ AND UNDERSTOOD ITS PROVISIONS. THE FORM OF CERTIFICATION, WHICH YOU ARE REQUIRED TO COMPLETE AND RETURN, IS ATTACHED AS EXHIBIT B.

        B. COVERED PERSONS ARE GENERALLY ENCOURAGED TO MAINTAIN THEIR SECURITIES TRADING ACCOUNTS AT SUBSIDIARIES OF CITIGROUP. COVERED PERSONS MAY, HOWEVER, MAINTAIN COVERED ACCOUNTS ELSEWHERE. NEW EMPLOYEES MUST WITHIN 10 DAYS OF REPORTING FOR DUTY COMPLETE THE FORM ATTACHED AS EXHIBIT C TO REPORT ALL COVERED ACCOUNTS, AND FIRMS AT WHICH SUCH ACCOUNTS ARE HELD MUST SPECIFICALLY AGREE TO PROVIDE THE COMPLIANCE OFFICER WITH COPIES OF TRADE CONFIRMATIONS AT THE SAME TIME AS THEY ARE SENT TO THE COVERED PERSON.

        C. COVERED PERSONS MUST GIVE WRITTEN NOTICE TO THE COMPLIANCE OFFICER PRIOR TO OPENING A COVERED ACCOUNT. SUCH INFORMATION SHOULD BE PROVIDED ON THE FORM ATTACHED AS EXHIBIT C. THE FIRM AT WHICH THE ACCOUNT IS OPENED MUST SPECIFICALLY AGREE TO PROVIDE THE COMPLIANCE OFFICER WITH COPIES OF TRADE CONFIRMATIONS AT THE SAME TIME AS THEY ARE SENT TO THE COVERED PERSON.

        D. COVERED PERSONS MUST DISCLOSE IMMEDIATELY TO THE COMPLIANCE OFFICER ANY SITUATION THAT THE COVERED PERSON BELIEVES APPEARS TO INVOLVE A VIOLATION OF THIS POLICY OR OF APPLICABLE REGULATORY REQUIREMENTS, OR OF ANY INQUIRY FROM ANY SELFREGULATORY, REGULATORY OR GOVERNMENTAL AGENCY.

        E. ANNUALLY, EACH COVERED PERSON WILL BE ASKED TO ACKNOWLEDGE RECEIPT OF THE POLICY AND ANY MODIFICATIONS, AND TO CERTIFY HIS OR HER COMPLIANCE WITH THE POLICY. THE FORM OF CERTIFICATION IS ATTACHED AS EXHIBIT D.

XIII.   TRANSACTIONS IN CITIGROUP SECURITIES

               Unless a Covered Person is a member of a designated group subject to more restrictive provisions, or is otherwise notified to the contrary, the Covered Person may trade in Citigroup securities without restriction (other than the pre-clearance and other requirements of this policy), subject to the limitations set forth below.

               G. Covered Employees may not engage in any transactions in Citigroup securities during the "blackout periods" beginning on the first day of a calendar quarter and ending 24 hours following release of Citigroup's earnings for the prior quarter. Citigroup stock option exercises, including cash purchase, swap and reload exercises, are permitted during a blackout period, but exercises which involve the simultaneous sale of the underlying Citigroup common stock (I.E., same-day-sale or sell-to-cover exercises) are prohibited. With regard to exchange-traded options, no transactions in Citigroup options are permitted except to close or roll an option position that expires during a blackout period. Charitable contributions of Citigroup securities may be made during the blackout period, but a private foundation controlled by a Covered Employee may not sell donated Citigroup common stock during the blackout period.

               H. No Covered Person may engage at any time in any personal transaction in Citigroup securities while in possession of material non-public information relating to Citigroup or its securities. Investments in Citigroup securities must be made with a long-term orientation rather than for speculation or for the generation of short-term trading profits, and must be held for at least 60 days. In addition, please note that Covered Persons MAY NOT ENGAGE in any of the following transactions in Citigroup securities:

        A.     SHORT SALES, OTHER THAN SHORTS AGAINST THE BOX;

        B. SALES OF PUT AND CALL OPTIONS, OTHER THAN SELLING A CALL TO HEDGE A LONG POSITION IN DELIVERABLE CITIGROUP COMMON STOCK;

        C. PURCHASES OF PUTS FOR SPECULATIVE PURPOSES (PUTS MAY BE PURCHASED TO HEDGE A LONG POSITION IN DELIVERABLE CITIGROUP COMMON STOCK);

        D.     SPECULATIVE OPTION STRATEGIES (I.E., STRADDLES, COMBINATIONS,
               SPREADS);

        E. ANY TRANSACTIONS RELATED TO THE HEDGING OF SHARES OF RESTRICTED STOCK AWARDED UNDER THE CAPITAL ACCUMULATION PROGRAM ("CAP").

               I. The number of Citigroup shares that a Covered Person is entitled to in the Citigroup Stock Purchase Plan is not treated as a long stock position until such time as the Covered Person has given instructions to purchase the shares of Citigroup. Thus, Covered Persons are not permitted to use options to hedge their financial interest in the Citigroup Stock Purchase Plan.

               J. Contributions into and transfers within the firm's 401(k) Plan are not subject to the restrictions and prohibitions (including preclearance) set forth in this policy.

EXHIBITS
--------

A - Employee Trade Pre-Approval Form
B - Certification of Receipt
C - Account Information
D - Annual Certification

                                                                       EXHIBIT A
                                                                       ---------

                          CITIGROUP GLOBAL INVESTMENTS
                        EMPLOYEE TRADE PRE-APPROVAL FORM

INSTRUCTIONS:  FAX COMPLETED FORM TO (212) 793-8745
               ------------------------------------

All employees are required to submit this form to the CGI Compliance Department prior to placing a trade. The Compliance Department will notify the employee as to whether or not pre-approval is granted. Pre-approval is effective only on the date granted.

I.   EMPLOYEE INFORMATION (Please print)


     ------------------------------------------------------------------------- --------------------------------------
     Employee Name:                                                            Phone Number:
     ------------------------------------------------------------------------- --------------------------------------
     Business Unit:
     ----------------------------------------------------------------------------------------------------------------
     TAMIC/CAI?:  [ ]  Yes     [ ]  No

II.  SECURITY INFORMATION:

        IPO: [ ] Yes [ ] No      PRIVATE PLACEMENT: [ ] Yes [ ] No


----------------------------------- -------------------- ----------- ------------ -----------------------------------
           Issuer Name                Security Type -                              If Sale, Date First Acquired:
                                    e.g. common stock,                              (All securities sold must have
                                           etc.            Ticker     Buy/Sell     been held for at least 60 days.)
----------------------------------- -------------------- ----------- ------------ -----------------------------------

----------------------------------- -------------------- ----------- ------------ -----------------------------------

----------------------------------- -------------------- ----------- ------------ -----------------------------------

----------------------------------- -------------------- ----------- ------------ -----------------------------------

----------------------------------- -------------------- ----------- ------------ -----------------------------------

----------------------------------- -------------------- ----------- ------------ -----------------------------------

----------------------------------- -------------------- ----------- ------------ -----------------------------------

III. CERTIFICATION

I certify that I will not effect the transaction(s) described above unless and until pre-clearance approval is obtained from the Compliance Department. I further certify that, except as described below, to the best of my knowledge, the proposed transactions(s) will not result in a conflict of interest with any portfolio managed by Citigroup Global Investments personnel. I further certify that, to the best of my knowledge, there are no pending orders for any security listed above or any related security for any portfolios managed by Citigroup Global Investments personnel. The proposed transaction(s) are consistent with all firm policies regarding employee personnel securities transactions.

POTENTIAL CONFLICTS DISCLOSURE:_________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Signature __________________________________

Date _______________________________________

--------------------------------------------------------------------------------
FOR USE BY THE COMPLIANCE DEPARTMENT
--------------------------------------------------------------------------------

ARE SECURITIES RESTRICTED?   [ ] Yes   [ ]  No      PRE-APPROVAL GRANTED?   [ ]  Yes   [ ]  No
                                                          Reason not granted: ______________________________

                                                                              ______________________________

                                                                              ______________________________

COMPLIANCE DEPARTMENT SIGNATURE:                    Date:               Time:
------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT B
                                                                       ---------


--------------------------------------------------------------------------------
[Citigroup investments logo]

                                                         INTER-OFFICE MEMORANDUM

TO:      Ms. Lucy Maturo
         Citigroup Global Investments
         399 Park Avenue, 7th Floor, Zone 1
         New York, NY 10043

I have read the Citigroup Global Investments Personal Securities Trading Policy, dated June 5, 2002, and understand the policies and procedures set forth therein that are applicable to me as an employee of Citigroup Global Investments. I pledge to adhere to and abide by these policies and procedures. I recognize that my failure to do so is likely to be embarrassing and injurious to my employer. I am also aware that a violation of these policies and procedures may result in disciplinary action by my employer against me, and that such action may include immediate dismissal.

Sincerely,


Signature:________________________         Date: _______________________________

Print Name:_______________________

Title: ___________________________

Department: ______________________

Date of Hire:_____________________

                                                                       EXHIBIT C
                                                                       ---------

                EMPLOYEE AND EMPLOYEE-RELATED ACCOUNT INFORMATION
                -------------------------------------------------


Employee Name: _________________________________________________________________
                                                 (Print)

PLEASE CHECK THE APPROPRIATE BOX.

Set forth below is a list of all my existing brokerage accounts. This list includes accounts in my name and in the names of immediate family members who live with me, as well as any other accounts that I control.*

No such brokerage accounts exist.

DATE: _______________________        SIGNATURE: ________________________________

--------------------------------------------------------------------------------
                          BROKERAGE ACCOUNT INFORMATION
                          -----------------------------

a.)  Please complete ALL items listed below.

b.)  If more space is needed to list accounts, please add a continuation page.

ACCOUNT #1:

Name of Broker-Dealer: _________________________________________________________

Name of Account: _______________________________________________________________

Account Number: ________________________________________________________________

Name of Broker: ________________________________________________________________

Address of Broker:______________________________________________________________


Telephone # of Broker: (       )
                       _________________________________________________________

ACCOUNT #2:

Name of Broker-Dealer: _________________________________________________________

Name of Account: _______________________________________________________________

Account Number: ________________________________________________________________

----------
* You need NOT list mutual funds, unit investment trusts, money market funds or similar type accounts that are managed solely by a fund manager and where you DO NOT control investment decisions. Also, bank checking and savings accounts need not be included.

Name of Broker: ________________________________________________________________

Address of Broker:______________________________________________________________


Telephone # of Broker: (       )
                       _________________________________________________________

                                                                       EXHIBIT D
                                                                       ---------

                           ANNUAL CERTIFICATION OF CGI
                       PERSONAL SECURITIES TRADING POLICY

     A. I hereby certify that I have read and understand the CGI Personal Securities Trading Policy, dated June 5, 2002, and recognize that I am subject to its provisions. In addition, I hereby certify that I have disclosed or reported all personal securities transactions required to be disclosed or reported under the CGI Personal Securities Trading Policy and have complied during the past year with all of the requirements of such Policy;

     B. Within the last ten years there have been no complaints or disciplinary actions filed against me by any regulated securities or commodities exchange, any self-regulatory securities or commodities organization, any attorney general, or any governmental office or agency regulating insurance, securities, commodities or financial transactions in the United States, in any state of the United States, or in any other country;

     C. I have not within the last ten years been convicted of or acknowledged commission of any felony or misdemeanor arising out of my conduct as an employee, salesperson, officer, director, insurance agent, broker, dealer, underwriter, investment manager or investment advisor; and

     D. I have not been denied permission or otherwise enjoined by order, judgment or decree of any court of competent jurisdiction, regulated securities or commodities exchange, self-regulatory securities or commodities organization or other federal or state regulatory authority from acting as an investment advisor, securities or commodities broker or dealer, commodity pool operator or trading advisor or as an affiliated person or employee of any investment advisor, investment company, bank, insurance company or securities or commodities broker or dealer, commodity pool operator or trading advisor, or from engaging in or continuing any conduct or practice in connection with any such activity or the purchase or sale of any security.


Print Name:       ___________________________________

Signature:        ___________________________________

Date:             ___________________________________